FOR IMMEDIATE RELEASE

EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2019

GAITHERSBURG, MD., February 20, 2020—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the quarter and year ended December 31, 2019.

FINANCIAL HIGHLIGHTS

(in millions)	Q4 2019 (unaudited)	Q4 2018 (unaudited)	$ Change	% Change
Total Revenues	$360.4	$270.7	$89.7	33.1%
Pre-tax Income	71.5	3.6	67.9	*
Net Income	46.9	(3.4)	50.3	*
Adjusted Net Income (1)	82.7	39.5	43.2	109.4%
EBITDA (1)	107.9	36.1	71.8	198.9%
Adjusted EBITDA (1)	$134.3	$76.2	$58.1	76.2%

(in millions)	Full Year 2019 (unaudited)	Full Year 2018	$ Change	% Change
Total Revenues	$1,106.0	$782.4	$323.6	41.4%
Pre-tax Income	77.4	81.5	(4.1)	(5.0%)
Net Income	54.5	62.7	(8.2)	(13.1%)
Adjusted Net Income (1)	152.3	122.7	29.6	24.1%
EBITDA (1)	224.2	151.1	73.1	48.4%
Adjusted EBITDA (1)	$279.7	$200.3	$79.4	39.6%

* % change greater than 500%

Q4 2019 AND RECENT BUSINESS ACCOMPLISHMENTS

•
Awarded a contract by the Office of the Assistant Secretary for Preparedness and Response (ASPR) in the U.S. Department of Health and Human Services (HHS) valued at up to $490 million over 10 years ($90 million agreed to currently and the remaining $400 million to be negotiated and finalized over six months from date of award) for the continued supply of BAT® [Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) - (Equine)] into the Strategic National Stockpile (SNS) in support of botulism preparedness and response capabilities.

•
Announced updated results from the interim analysis of the Company's Phase 2 clinical study evaluating the safety and immunogenicity of its chikungunya virus (CHIKV) virus-like particle (VLP) vaccine candidate, CHIKV VLP, across a series of dosing regimens. The interim analysis has shown that after the first dose is administered, up to 98% of study participants produced a neutralizing antibody response against CHIKV within seven days of vaccination and that the immune response persisted for at least one year for subjects who received a single dose.

•	Announced a new five-year growth strategy, 2020 - 2024, and 2024 financial and operational goals during the Company's Analyst and Investor Day.

•	Announced that the Company's CHIKV VLP was granted PRIority MEdicines, or PRIME, designation by the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA).

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•
Awarded a research grant by the National Institute on Drug Abuse, a component of the National Institutes of Health, HHS, valued at approximately $6.3 million over two years, for the continued development of AP007, the Company's sustained-release nalmefene formulation for the treatment of opioid use disorder (OUD).

•
Announced a settlement agreement in the ongoing litigation with Perrigo related to Perrigo's abbreviated new drug application (ANDA) seeking to market a generic version of NARCAN®(naloxone HCI) Nasal Spray. The agreement is subject to customary final approvals.

2019 FINANCIAL PERFORMANCE (Unaudited)
(I) Quarter Ended December 31, 2019 (Unaudited)

Revenues

Total Revenues
For Q4 2019, total revenues were $360.4, an increase of 33% over the same period in Q4 2018. The increase in total revenues largely reflects increased contribution during the period from ACAM2000® (Smallpox (Vaccinia) Vaccine, Live) and NARCAN® Nasal Spray, partially offset by a decrease from Anthrax Vaccines (BioThrax® (Anthrax Vaccine Adsorbed) and AV7909 (Anthrax Vaccine Adsorbed with Adjuvant)).
Product Sales
For Q4 2019, product sales were $310.8 million, an increase of $93.4 million or 43% as compared to Q4 2018. The increase primarily reflects increased sales of both NARCAN® Nasal Spray, and ACAM2000®, offset by decreased sales of Anthrax Vaccines.

(in millions)	Three Months Ended December 31,
	2019	2018	% Change
Product Sales:
NARCAN Nasal Spray	$66.9	$41.7	60%
ACAM2000	78.5	—	NA
Anthrax Vaccines	92.9	134.3	(31)%
Other	72.5	41.4	75%
Total Product Sales	$310.8	$217.4	43%

Contract Development and Manufacturing Services (CDMO)
For Q4 2019, revenue from the Company’s CDMO services was $25.5 million, a decrease of $1.4 million or 5% as compared to Q4 2018. The decrease primarily reflects contracted service work in Q4 2018 that did not recur in Q4 2019.

Contracts and Grants
For Q4 2019, revenue from the Company’s contracts and grants supporting certain of the Company's development programs was $24.1 million, a decrease of $2.3 million or 9% as compared to Q4 2018, due to reduction in activities on funded programs.

Operating Expenses

Cost of Product Sales and Contract Development and Manufacturing Services
For Q4 2019, cost of product sales and CDMO services was $132.8 million, an increase of $19.6 million or 17% as compared to Q4 2018. The increase is attributable to the increase in product sales during the period.

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Research and Development (Gross and Net)

For Q4 2019, gross R&D expenses were $62.8 million, an increase of $10.8 million or 21% as compared to Q4 2018. The increase primarily reflects the impairment of our IPR&D intangible asset acquired as part of the Adapt Pharma acquisition.

For Q4 2019, net R&D expense, which reflects investments made in development programs that are not currently funded in whole or in part by third-party partners and is calculated as gross research and development expenses minus contracts and grants revenue and impairment of IPR&D, was $26.7 million, an increase of $1.1 million or 4% as compared to Q4 2018. The increase primarily reflects a reduction in raxibacumab technology transfer costs, partially offset by increases related to the development of the CHIKV VLP vaccine candidate and various programs related to opioid overdose response. The Q4 2019 net R&D expense was 8% of adjusted revenue (total revenue less contracts & grants) compared to 10% of adjusted revenue in Q4 2018.

(in millions)	Three Months Ended December 31,
	2019	2018	% Change
Research and Development Expenses	$62.8	$52.0	21%
Adjustments:
Less Contracts and Grants Revenue	24.1	26.4	(9)%
Less Impairment of IPR&D	12.0	—	NA
Net Research and Development Expenses	26.7	25.6	4%
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$336.3	$244.3	38%
Net R&D as % of Adjusted Revenue (Net R&D Margin)	8%	10%

Selling, General and Administrative

For Q4 2019, selling, general and administrative expenses were $72.2 million, an improvement of $8.8 million or 11% as compared to Q4 2018. The decrease primarily reflects one time items in Q4 2018 related to the acquisitions of PaxVax and Adapt Pharma.

Amortization of Intangible Assets

For Q4 2019, amortization of intangible assets was $14.8 million as compared to $13.3 million in Q4 2018. The increase reflects a full three months of non-cash intangible asset amortization costs in Q4 2019 associated with the PaxVax and Adapt Pharma acquisitions which occurred during Q4 2018.

Income Tax

For Q4 2019, the income tax expense in the amount of $24.6 million includes the impact of permanent items, most notably the non-deductible contingent consideration expense related to the Adapt Pharma acquisition.

Net Income & Adjusted Net Income

For Q4 2019, the Company recorded net income of $46.9 million, or $0.89 per diluted share, versus net loss of $3.4 million, or $0.07 per diluted share, in Q4 2018.

For Q4 2019, the Company recorded adjusted net income of $82.7 million, or $1.57 per diluted share, versus adjusted net income of $39.5 million, or $0.78 per diluted share, in Q4 2018. (1)

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EBITDA & Adjusted EBITDA

For Q4 2019, the Company recorded EBITDA of $107.9 million versus $36.1 million in Q4 2018. (1)

For Q4 2019, the Company recorded adjusted EBITDA of $134.3 million versus $76.2 million in Q4 2018. (1)

(II) Year Ended December 31, 2019 (Unaudited)

Revenues

Total Revenues
For the year ended December 31, 2019, total revenues were $1,106.0 million, an increase of 41% over 2018. Total revenues reflect the contribution of recently acquired products as well as increased contracts and grants revenue.

Product Sales
For the year ended December 31, 2019, product sales were $903.5 million, an increase of $297.0 million or 49% as compared to 2018. The increase primarily reflects increased sales of NARCAN® Nasal Spray, which was acquired in October 2018, and ACAM2000®, offset by decreased sales of Anthrax Vaccines (BioThrax® and AV7909).

(in millions)	Year Ended December 31,
	2019	2018	% Change
Product Sales
NARCAN Nasal Spray	$280.4	$41.7	*
ACAM2000	242.6	116.7	108%
Anthrax Vaccines	172.8	278.0	(38)%
Other	207.7	170.1	22%
Total Product Sales	$903.5	$606.5	49%
* % change greater than 500%

Contract Development and Manufacturing Services (CDMO)
For the year ended December 31, 2019, revenue from the Company’s CDMO services was $80.0 million, a decrease of $18.9 million or 19% as compared to 2018. The decrease primarily reflects contracted service work, mostly at the Company's Lansing and Canton sites, in 2018 that did not recur in 2019.

Contracts and Grants
For the year ended December 31, 2019, revenue from the Company’s contracts and grants supporting certain of the Company's development programs was $122.5 million, an increase of $45.5 million or 59% as compared to 2018. The increase primarily reflects increased R&D activities related to certain ongoing funded development programs, most notably AV7909, partially offset by a reduction in development funding for ACAM2000 stability testing which was performed during 2018 for which no similar services were provided in 2019.

Operating Expenses

Cost of Product Sales and Contract Development and Manufacturing Services
For the year ended December 31, 2019, cost of product sales and CDMO services was $433.5 million, an increase of $111.2 million or 35% as compared to 2018. The increase is attributable to the increase in product sales.

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Research and Development (Gross and Net)
For the year ended December 31, 2019, gross R&D expenses were $226.2 million, an increase of $83.4 million compared to 2018. The increase reflects costs associated with development programs from the acquisitions of PaxVax and Adapt Pharma in October 2018, including costs associated with the development of the CHIK VLP vaccine candidate, timing of manufacturing development activities related to the AV7909 program and the impairment of our IPR&D intangible asset acquired as part of the Adapt Pharma acquisition.
For the year ended December 31, 2019, net R&D expense, which reflects investments made in development programs that are not currently funded in whole or in part by third-party partners and is calculated as gross research and development expenses minus contracts and grants revenue and impairment of IPR&D, was $91.7 million, an increase of $25.9 million or 39% as compared to 2018. The increase primarily reflects investments in the development of the CHIKV VLP vaccine and various programs related to opioid overdose response. The twelve months of 2019 net R&D expense was 9% of adjusted revenue (total revenue less contracts & grants) compared to 9% of adjusted revenue in the twelve months of 2018.

(in millions)	Year Ended December 31,
	2019	2018	% Change
Research and Development Expenses	$226.2	$142.8	58%
Adjustments:
Less Contracts and Grants Revenue	122.5	77.0	59%
Less Impairment of IPR&D	12.0	—	100%
Net Research and Development Expenses	91.7	65.8	39%
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$983.5	$705.4	39%
Net R&D as % of Adjusted Revenue (Net R&D Margin)	9%	9%

Selling, General and Administrative
For the year ended December 31, 2019, selling, general and administrative expenses were $273.5 million, an increase of $71.0 million or 35% as compared to 2018. The increase primarily reflects the addition of the operations and integration costs associated with the PaxVax and Adapt Pharma acquisitions.

Amortization of Intangible Assets
For the year ended December 31, 2019, amortization of intangible assets was $58.7 million versus $25.0 million as compared to 2018. The increase reflects a full year of non-cash intangible asset amortization costs associated with the PaxVax and Adapt Pharma acquisitions as compared to approximately three months of amortization costs in 2018.

Income Tax
For the year ended December 31, 2019, income tax expense was $22.9 million, which includes the impact of permanent items, most notably the non-deductible contingent consideration expense related to the Adapt Pharma acquisition.

Net Income & Adjusted Net Income
For the year ended December 31, 2019, the Company recorded net income of $54.5 million, or $1.04 per diluted share, versus net income of $62.7 million, or $1.22 per diluted share, in 2018.

For the year ended December 31, 2019, the Company recorded adjusted net income of $152.3 million, or $2.91 per diluted share, versus adjusted net income of $122.7 million, or $2.39 per diluted share, in 2018. (1)

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EBITDA & Adjusted EBITDA
For the year ended December 31, 2019, the Company recorded EBITDA of $224.2 million versus $151.1 million in 2018. (1)

For the year ended December 31, 2019, the Company recorded adjusted EBITDA of $279.7 million versus $200.3 million in 2018. (1)

2020 FINANCIAL FORECAST (Reaffirmed)

For full year 2020, the Company reaffirms its expectation of the following forecasted financial metrics originally presented on January 13, 2020:

(in millions)	FULL YEAR 2020 (As of 2/20/2020)
Total Revenues	$1,175 -- $1,275
Adjusted Net Income (1)	$160 -- $210
Adjusted EBITDA (1)	$300 -- $360

The Company's financial forecast for 2020 includes the impact of the following items:

•	continued growth in sales of NARCAN Nasal Spray to a range of $285 -- $315 million;

•	combined deliveries of AV7909 (2) and BioThrax to the SNS in a range of $270 -- $300 million;

•	deliveries of ACAM2000 in a range of $180 -- $200 million under procurement contracts with the U.S. government and other foreign governments;

•	deliveries of raxibacumab to the SNS under the anticipated follow-on procurement contract with the ASPR;

•	domestic and international sales of the other medical countermeasures that comprise Other Product sales;

•	continued expansion of our molecule-to-market CDMO services across our Development Services, Drug Substance and Drug Product offerings;

•	continued improvement of gross margin in a range of 200 -- 400 basis points, driven by improved product mix; and

•
continued investment in discretionary development projects funded by the company, most notably the anticipated Phase 3 studies for both the CHIKV VLP and FLU-IGIV product candidates, among other R&D projects.

Q1 2020 REVENUE FORECAST

For Q1 2020, the Company expects total revenues of $190 million to $215 million.

FOOTNOTES

(1) See "Reconciliation of Net Income to Adjusted Net Income, EBITDA and Adjusted EBITDA" for a definition of terms and a reconciliation table.
(2) AV7909 is a product candidate not yet approved by the Food and Drug Administration (FDA) or any other health regulatory agency but is procured by the USG under special circumstances.

CONFERENCE CALL AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, February 20, 2020, to discuss these financial results. This conference call can be accessed live by telephone or through the Company's website.

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Live Teleconference Information: Dial in: [Toll-Free] (855) 766-6521; [Toll] (262) 912-6157 Conference ID: 7270157
Live Webcast Information: Visit https://edge.media-server.com/mmc/p/fjcpmyr5 for the live webcast feed.

A replay of the call can be accessed at www.emergentbiosolutions.com under “Investors.”

ABOUT EMERGENT BIOSOLUTIONS INC.
As a global life sciences company whose mission is to protect and enhance life, we provide solutions that target public health threats. Through our specialty products and services as well as our social responsibility efforts, we aspire to build healthier, safer communities and deliver peace of mind to our patients and customers so they can focus on what’s most important in their lives. For more information, visit www.emergentbiosolutions.com.  Find us on LinkedIn and follow us on Twitter @emergentbiosolu and Instagram @life_at_emergent.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance and related projections and statements regarding our ability to meet such projections in the anticipated timeframe, if at all; statements regarding the continued growth in sales of NARCAN Nasal Spray, combined deliveries of AV7909 and BioThrax to the SNS, deliveries of ACAM2000 under procurement contracts with the U.S. government and other foreign governments, deliveries of raxibacumab to the SNS under an anticipated follow-on procurement contract, domestic and international sales of the other medical countermeasures that comprise other product sales, continued expansion of CDMO services revenue, continued improvement of gross margin, improved product mix; continued investment in discretionary development projects funded by the Company, implications of clinical trial results and anticipated Phase 3 studies for our CHIKV VLP and FLU-IGIV product candidates, and investment in other R&D projects and any other statements containing the words “will,” “believes,” “expects,” “anticipates,” “intends” “plans,” “targets,” “forecasts,” “estimates” and similar expressions in conjunction with, among other things, discussions of the Company's outlook, financial performance or financial condition, financial and operation goals, strategic goals, growth strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, and the timing of certain regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statements speak only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including the availability of U.S. government funding for procurement for our products; our ability to perform under our contracts with the U.S. government, including the timing of and specifications relating to deliveries; the continued exercise of discretion by BARDA to procure additional doses of AV7909 (anthrax vaccine adsorbed with adjuvant) prior to approval by the FDA; our ability to secure licensure of AV7909 from the FDA within the anticipated timeframe, if at all; our ability to secure follow-on procurement contracts for our public health threats that are under procurement contracts that have expired or will be expiring; our ability and the ability of our collaborators to enforce patents related to NARCAN Nasal Spray against potential generic entrants; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations; our ability to comply with the operating and financial covenants required by our senior secured credit facilities; our ability to obtain and maintain regulatory approvals for our product candidates and the timing of any such approvals; the procurement of products by U.S. government entities under regulatory exemptions prior to approval by the FDA and corresponding procurement by government entities outside of the United States under regulatory exemptions prior to approval by the corresponding

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regulatory authorities in the applicable country; the success of our commercialization, marketing and manufacturing capabilities and strategy; and the accuracy of our estimates regarding future revenues, expenses, and capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission when evaluating our forward-looking statements.

Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Lynn Kieffer Vice President, Corporate Communications (o) 240/631-3391 kiefferl@ebsi.com

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Emergent BioSolutions Inc.
Consolidated Balance Sheets
(in millions, except per share data)
	December 31,
	2019	2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$167.8	112.2
Restricted cash	0.2	0.2
Accounts receivable, net	270.7	262.5
Inventories	222.5	205.8
Income tax receivable, net	4.6	8.6
Prepaid expenses and other current assets	20.4	31.5
Total current assets	686.2	620.8
Property, plant and equipment, net	542.3	510.2
Intangible assets, net	712.9	761.6
In-process research and development	29.0	50.0
Goodwill	268.6	259.7
Deferred tax assets, net	13.4	13.4
Other assets	76.9	13.7
Total assets	$2,329.3	2,229.4
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$94.8	80.7
Accrued expenses and other current liabilities	39.5	30.7
Accrued compensation	62.4	58.2
Debt, current portion	12.9	10.1
Contingent consideration, current portion	3.2	5.6
Other current liabilities	3.5	15.1
Total current liabilities	216.3	200.4
Contingent consideration, net of current portion	26.0	54.4
Debt, net of current portion	798.4	784.5
Deferred tax liability	65.9	67.5
Contract liabilities, net of current portion	85.6	62.5
Other liabilities	48.6	49.2
Total liabilities	1,240.8	1,218.5

Stockholders’ equity:
Preferred stock, $0.001 par value; 15.0 shares authorized, 0 shares issued and outstanding at both December 31, 2019 and 2018	—	—
Common stock, $0.001 par value; 200.0 shares authorized, 52.9 shares issued and 51.7 shares outstanding at December 31, 2019; 52.4 shares issued and 51.2 shares outstanding at December 31, 2018	0.1	0.1
Additional paid-in capital	716.1	688.6
Treasury stock, at cost, 1.2 common shares at December 31, 2019 and 2018	(39.6)	(39.6)
Accumulated other comprehensive loss	(9.9)	(5.5)
Retained earnings	421.8	367.3
Total stockholders’ equity	1,088.5	1,010.9
Total liabilities and stockholders’ equity	$2,329.3	2,229.4

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Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended December 31,
	2019	2018

Revenues:
Product sales, net	$310.8	217.4
Contract development and manufacturing services	25.5	26.9
Contracts and grants	24.1	26.4
Total revenues	360.4	270.7

Operating expenses:
Cost of product sales and contract development and manufacturing services	132.8	113.2
Research and development	62.8	52.0
Selling, general and administrative	72.2	81.0
Amortization of intangible assets	14.8	13.3
Total operating expenses	282.6	259.5

Income from operations	77.8	11.2

Other income (expense):
Interest expense	(9.1)	(8.0)
Other income (expense), net	2.8	0.4
Total other income (expense), net	(6.3)	(7.6)

Income before provision for income taxes	71.5	3.6
Provision for income taxes	24.6	7.0
Net income	$46.9	(3.4)

Net income per share - basic	$0.91	(0.07)
Net income per share - diluted	$0.89	(0.07)

Weighted-average number of shares - basic	51.7	50.9
Weighted-average number of shares - diluted	52.6	50.9

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Emergent BioSolutions Inc.
Consolidated Statements of Operations
(in millions, except per share data)

	Year Ended December 31,
	2019	2018
	(unaudited)
Revenues:
Product sales	$903.5	606.5
Contract development and manufacturing services	80.0	98.9
Contracts and grants	122.5	77.0
Total revenues	1,106.0	782.4

Operating expenses:
Cost of product sales and contract manufacturing services	433.5	322.3
Research and development	226.2	142.8
Selling, general and administrative	273.5	202.5
Amortization of intangible assets	58.7	25.0
Total operating expenses	991.9	692.6

Income from operations	114.1	89.8

Other income (expense):
Interest expense	(38.4)	(9.9)
Other income (expense), net	1.7	1.6
Total other income (expense), net	(36.7)	(8.3)

Income before provision for income taxes	77.4	81.5
Provision for income taxes	22.9	18.8
Net income	$54.5	62.7

Net income per share-basic	$1.06	1.25
Net income per share-diluted	$1.04	1.22

Weighted-average number of shares - basic	51.5	50.1
Weighted-average number of shares - diluted	52.4	51.4

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Emergent BioSolutions Inc.
Consolidated Statements of Cash Flows
(in millions)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:	(unaudited)
Net income	$54.5	$62.7
Adjustments to reconcile to net cash provided by operating activities:
Stock-based compensation	26.7	23.2
Depreciation and amortization	110.7	62.2
Deferred income taxes	(1.6)	8.6
Change in fair value of contingent obligations	24.8	3.1
Impairment of intangible asset (IPR&D)	12.0	—
Amortization of deferred financing costs	3.0	0.9
Other	(2.2)	0.2
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	(8.2)	(94.2)
Inventories	(16.7)	(1.9)
Income taxes	(11.7)	(5.1)
Prepaid expenses and other assets	(27.4)	(7.9)
Accounts payable	16.5	(7.0)
Accrued expenses and other liabilities	(12.6)	(11.6)
Accrued compensation	4.2	8.4
Deferred revenue	16.0	0.2
Net cash provided by operating activities	188.0	41.8
Cash flows from investing activities:
Purchases of property, plant and equipment	(86.9)	(72.1)
Milestone payment from asset acquisition	(10.0)	—
Business acquisitions, net of cash acquired	—	(827.7)
Other	—	2.6
Net cash used in investing activities	(96.9)	(897.2)
Cash flows from financing activities:
Proceeds from revolving credit facility	130.0	348.0
Proceeds from term loan facility	—	450.0
Principal payments on revolving credit facility	(105.0)	—
Principal payments on term loan facility	(11.3)	(2.8)
Proceeds from issuance of common stock upon exercise of stock options	8.2	15.9
Debt issuance costs	—	(13.4)
Taxes paid on behalf of employees for equity activity	(7.4)	(6.6)
Contingent consideration payments	(50.4)	(3.4)
Receipts and payments of restricted cash	—	1.1
Purchase of treasury stock	—	(0.1)
Net cash (used in) provided by financing activities	(35.9)	788.7
Effect of exchange rate changes on cash and cash equivalents	0.4	(0.2)
Net increase (decrease) in cash and cash equivalents	55.6	(66.9)
Cash and cash equivalents at beginning of year	112.4	179.3
Cash and cash equivalents at end of year	$168.0	$112.4
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$34.5	$10.2
Cash paid during the year for income taxes	$30.8	$14.0
Supplemental information on non-cash investing and financing activities:
Issuance of common stock to acquire Adapt Pharma	$—	$37.7
Purchases of property, plant and equipment unpaid at year end	$12.3	$14.7

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RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME, EBITDA AND ADJUSTED EBITDA (unaudited)
The company assesses five financial measures (Adjusted Net Income, Adjusted Net Income margin, EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA and Adjusted EBITDA margin) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. All adjustments are tax effected utilizing the federal statutory tax rate for the US, except for changes in the fair value of contingent consideration as the vast majority is non-deductible for tax purposes. Adjusted Net Income margin is defined as Adjusted Net Income divided by total revenues. EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. Adjusted EBITDA also excludes specified items that can be highly variable and the non-cash impact of certain purchase accounting adjustments. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenues. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure may provide a more complete understanding of factors and trends affecting the Company’s business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of Net Income to Adjusted Net Income (Unaudited)

(in millions, except per share value)	Three Months Ended December 31,
	2019	2018	Source
Net Income	$46.9	($3.4)
Adjustments:
+ Acquisition-related costs (transaction & integration)	2.0	20.5	SG&A
+ Non-cash amortization charges	15.6	13.9	IA Amort., Other Income
+ Impairment of IPR&D	12.0	—	R&D
+ Impact of purchase accounting on inventory step-up	—	18.4	COGS
+ Change in fair value of contingent consideration	12.4	1.2	COGS
Tax effect	(6.2)	(11.1)
Total Adjustments:	35.8	42.9
Adjusted Net Income	$82.7	$39.5
Adjusted Net Income Per Diluted Share	$1.57	$0.78

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(in millions, except per share value)	Year Ended December 31,
	2019	2018	Source
Net Income	$54.5	$62.7
Adjustments:
+ Acquisition-related costs (transaction & integration)	12.6	27.3	SG&A
+ Non-cash amortization charges	61.7	25.9	IA Amort., Other Income
+ Impact of purchase accounting on inventory step-up	6.1	18.4	COGS
+ Change in fair value of contingent consideration	24.8	3.1	COGS
+ Impairment of IPR&D	12.0	—	R&D
+ Exit and disposal costs	—	0.4	SG&A
Tax effect	(19.4)	(15.1)
Total Adjustments:	97.8	60.0
Adjusted Net Income	$152.3	$122.7
Adjusted Net Income Per Diluted Share	$2.91	$2.39

(in millions)	Full Year Forecast
	2020F	Source
Net Income	$105 to $155
Adjustments:
+ Acquisition-related costs (transaction & integration)	4	SG&A
+ Non-cash amortization charges	64	IA Amort., Other Income
+ Change in fair value of contingent consideration	1	COGS
Tax effect	(14)
Total Adjustments:	55
Adjusted Net Income	$160 to $210

Reconciliation of Net Income to EBITDA and Adjusted EBITDA (Unaudited)

(in millions, except per share value)	Three Months Ended December 31,
	2019	2018
Net Income	$46.9	($3.4)
Adjustments:
+ Depreciation & amortization	27.9	24.5
+ Provision for income taxes	24.6	7.0
+ Total interest expense, net*	8.5	8.0
Total Adjustments	61.0	39.5
EBITDA	107.9	36.1
Additional Adjustments:
+ Acquisition-related costs (transaction & integration)	2.0	20.5
+ Change in fair value of contingent consideration	12.4	1.2
+ Impairment of IPR&D	12.0	—
+ Impact of purchase accounting on inventory step-up	—	18.4
Total Adjustments	26.4	40.1
Adjusted EBITDA	$134.3	$76.2

* Includes interest income of $0.7 million in 2019 and $0.4 million in 2018

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(in millions, except per share value)	Year Ended December 31,
	2019	2018
Net Income	$54.5	$62.7
Adjustments:
+ Depreciation & amortization	110.7	61.3
+ Total interest expense, net*	36.1	8.3
+ Income tax expense	22.9	18.8
Total Adjustments	169.7	88.4
EBITDA	224.2	151.1
Additional Adjustments:
+ Acquisition-related costs (transaction & integration)	12.6	27.3
+ Change in fair value of contingent consideration	24.8	3.1
+ Impairment of IPR&D	12.0	—
+ Impact of purchase accounting on inventory step-up	6.1	18.4
+ Exit and disposal costs	—	0.4
Total Adjustments	55.5	49.2
Adjusted EBITDA	$279.7	$200.3

* Includes interest income of $2.4 million in 2019 and $1.6 million in 2018

(in millions)	Full Year Forecast
2020F
Net Income	$105 to $155
Adjustments:
+ Depreciation & amortization	111 to 121
+ Provision for income taxes	31
+ Total interest expense	48
+ Acquisition-related costs (transaction & integration)	4
+ Change in fair value of contingent consideration	1
Total Adjustments	195 to 205
Adjusted EBITDA	$300 to $360

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